Exhibit 10.12

English translation

For reference only

Contract of Counter-Guarantee (Security of Maximum Amount)

No.:

Counter-Guarantor (Mortgager):	Changzhou Trina Solar Energy Co., Ltd.
(hereinafter referred to as “Party A”)

Address: No. 8, Xinyuan Yi Road, Electronics Park, Xinbei District, Changzhou

Legal representative: GAO Jifan

Attn:

Tel:

Fax:

Deposit Bank: Agricultural Bank of China Changzhou City Xinqiao Office A/C No.

Guarantor (Mortgagee):	Changzhou Hengtai Investment Bonding Co., Ltd.
(hereinafter referred to as “Party B”)

Address: Rm. 303, No. 18, Hengshan Road, Xinbei District, Changzhou

Legal representative: TANG Zhengming

Attention:

Tel:

Fax:

WHEREAS Changzhou Trina Solar Energy Co., Ltd. (hereinafter referred to as the “Principal Debtor”) and New North District Sub-Branch, Changzhou Branch, Agricultural Bank of China (hereinafter referred to as the “Principal Creditor”) have entered into a series of bank credit facilities contracts (including loans, issuance of letters of credit, and other bank credit business) (hereinafter referred to as the “Main Contracts”), whereby both parties agree that Party B shall undertake joint and several guarantee liability.

THEREFORE, Party B and the Principal Creditor enter into a Guarantee Contract of Maximum Amount with the contract number as                          (hereinafter referred to as the “Guarantee Contract”),

Party A is willing to pledge the property which Party A has the right to dispose of as counter mortgage for the guarantee liability provided by Party B by signing the abovementioned Guarantee Contract. According to the applicable laws and regulations, Party A and Party B have entered into this Contract.

Article I. Collateral

1.	Party A agrees to pledge the property listed in the “List of Collateral” under Article XVI.

2.	Party A undertakes that it has full legal ownership right towards all the Collateral.

3.	Party A undertakes that the Collateral is free from any ownership dispute, seizure or sequestration.

Article II. Scope of Mortgage Guarantee

The scope of guarantee hereunder is the maximum balance of the Creditor’s right under the Main Contracts in the amount of RMB                         together with interest (including compound interest and penalty interest), penalty, compensation, relevant payment advanced by the Principal Creditor and Party B, all cost incurred by the Principal Creditor and Party B for the Creditor’s right and the mortgage right enforcement, and the default penalty and damages undertaken by Party A.

Party A confirms that when the Principal Debtor fails to perform its indebtedness obligations according to the Main Contracts and Party B undertakes the guarantee obligation according to the Guarantee Contract, Party B is entitled to directly request Party A to undertake the guarantee obligation within the scope of its guarantee, whether or not Party B has any other security (including but not limited to warranty, mortgage, pledge, letter of guarantee, standby letter of credit, and other forms of security) for the Creditor’s right under the Guarantee Contract.

Article III. Term of Mortgage Right

The mortgage term of the Collateral shall last from              to             ; the term of the mortgage right shall be two years commencing from the day next to the day when Party B is asked to undertake the guarantee obligation within the mortgage term.

Article IV. Amendment to the Secured Guarantee Contract

Party A confirms that, if Party B and the Principal Creditor agree to amend the terms and conditions of the Guarantee Contract, it will be deemed that Party A has given prior consent to such amendment, and Party A’s obligation for counter guarantee will not be diminished or exempted unless:

(1)	the term for the occurrence of the two situations below performance of the guarantee is extended;

(2)	the amount of guarantee is increased.

Article V. Independence of the Validity of the Contract

The validity of this Contract is independent of the Guarantee Contract. If the Guarantee Contract becomes void, this shall not influence the validity of this Contract. If the Guarantee Contract is confirmed to be void, Party A shall undertake the guarantee obligation against the Collateral uses for Party B’s indebtedness arising from the return of property or compensating for loss.

Article VI. Custody of the Collateral

During the existence of the Mortgage right , Party A is obliged to take good care of the Collateral to ensure that the Collateral is not damaged, and is ready to receive Party B’s inspection from time to time. In case of any damage, loss or significant decrease in the value of the Collateral, Party A shall notify Party B immediately, and shall provide to Party B with other security that is equivalent to the decreased value of the Collateral within 5 days after the notification. The portion of the Collateral whose value has not decreased will continue to be held as security for the Creditor’s Right.

Article VII. Insurance of the Collateral

During the existence of the Mortgage right, Party A shall effect property insurance for the Collateral according to the relevant laws and regulations as well as the type of coverage and insured amount specified by Party B. The term of the insurance shall be at least 3 months longer than the performance period of the Guarantee Contract. During the term of the insurance, Party A must not terminate or withdraw the insurance for any reason.

During the existence of the Mortgage right, the original of the insurance policy shall be kept by Party B.

Party A shall request the insurer to indicate on the insurance policy that Party B is the preferred indemnity payee (that is, the first beneficiary) of the said insurance. In case of any insurance incident, the insurer shall transfer the compensation directly to the account designated by Party B. If insurance has been effected for the Collateral without indicating Party B as the preferred indemnity payee, an endorsement or amendment shall be made to indicate Party B as the preferred indemnity payee.

Party A agrees that Party B is entitled to choose to dispose the compensation of the said insurance in the following ways, and will assist in completing the related procedures.

(1)	Paying off or paying off in advance all the indebtedness under the Main Contracts and the Guarantee Contract, including the paid principal and interest (including penalty interest), default penalty, damages and the related expenses;

(2)	Converting the compensation into time deposit, using the certificate of deposit as a pledge;

(3)	Upon the consent of Party B, using the compensation to repair the Collateral for restoring the value of the Collateral;

(4)	Escrowing the compensation to the third party designated by Party B;

(5)	Leaving the compensation at Party A’s free disposal after Party A provides a new security that satisfies the requirements of Party B.

Article VIII. Third Party Damages

During the existence of the Mortgage right, if the value of the Collateral is decreased due to any act of a third party, the damages shall be deposited into the account designated by Party B. Party A agrees that Party B is entitled to choose to dispose such damages in the following ways, and will assist in completing the related procedures.

(1)	Paying off or paying off in advance all the indebtedness under the Main Contracts and the Guarantee Contract, including the paid principal and interest (including penalty interest), default penalty, damages and the related expenses;

(2)	Converting the compensation into time deposit and using the certificate of deposit as a pledge;

(3)	Using the compensation to repair the Collateral for restoring the value of the Collateral after obtaining the consent of Party B;

(4)	Escrowing the compensation to the third party designated by Party B;

(5)	Leaving the compensation at Party A’s free disposal after Party A provides a new security that satisfies the requirements of Party B.

During the existence of the Mortgage right, if the Collateral is insufficient to pay off the principal, interest and related expenses of the indebtedness under the Main Contracts, the Guarantee Contract and this Contract owing to any act of a third party, Party A shall provide a new security acceptable to Party B. The portion of the Collateral whose value has not decreased will continue to be held as security for the Creditor’s right.

Article IX. Disposal of Collateral

During the existence of the Mortgage right, without the prior written consent of Party B, Party A shall not bestow, transfer, lease, further mortgage, move or otherwise dispose of the Collateral hereunder.

During the existence of the Mortgage right, Party A shall obtain Party B’s prior written consent before Party A can dispose of the Collateral. Party A agrees that Party B is entitled to choose to dispose of, in the following ways, the consideration of such disposal:

(1)	Paying off or paying off in advance all the indebtedness under the Main Contracts and the Guarantee Contract, including the paid principal and interest (including penalty interest), default penalty, damages and the related expenses;

(2)	Converting the received consideration into time deposit, and using the certificate of deposit as a pledge;

(3)	Escrowing the received consideration to the third party designated by Party B;

(4)	Leaving the received consideration at Party A’s free disposal after Party A provides a new security that satisfies the requirements of Party B.

Article X. Enforcement of the Mortgage Right

Party A agrees that Party B is entitled to conduct an auction, discount or sell off the Collateral in accordance with laws in any of the following cases:

(1)

the term of the principal or interest of all or part of the indebtedness under the Main Contracts expires, and Party B performs its obligations according to the Guarantee Contract because the Principal Creditor is not paid off;

(2)	other circumstances where Party B makes earlier performance of its obligations according to the stipulation of the Guarantee Contract.

Article XI. Default and Handling

During the term of the Mortgage right, if Party A violates Article I, Article VI, Article VII, Article VIII or Article IX of this Contract, Party B is entitled to request that Party A shall correct such breach, provide corresponding security and compensate for Party B’s loss before a deadline. Party B is also entitled to dispose of the Collateral in advance;

Party A agrees that Party B is entitled to choose to dispose of, in the following ways, the consideration received from such disposal.

(1)	Paying off or paying off in advance all the indebtedness under the Main Contracts and the Guarantee Contract, including the paid principal and interest (including penalty interest), default penalty, damages and the related expenses;

(2)	Converting the received consideration into time deposit, and using the certificate of deposit as a pledge;

(3)	Escrowing the received consideration to the third party designated by Party B;

(4)	Leaving the received consideration at Party A’s free disposal after Party A provides a new security that satisfies the requirements of Party B.

If Party A is slow to assist Party B in realizing the Mortgage right, Party A shall pay Party B a daily default penalty equal to 0.05% of the outstanding indebtedness of Party B from the date of notification given by Party B to the date when all of Party B’s indebtedness is fully satisfied.

Article XII. Registration & Cancellation of Collateral

Collateral that should be registered in accordance with law shall be registered by both parties with the relevant registration authority upon the execution of this Contract. On the effective date of this Contract, Party A shall deliver the Certificate of Encumbrance of the Collateral, the original documents of mortgage registration and other certificates of ownership right to Party B.

Once all the indebtedness under the Guarantee Contract and this Contract are fully satisfied, Party B and Party A shall administer the cancellation of the mortgage registration in a timely fashion.

Article XIII. Expenses Undertaking

The expenses such as appraisal, notarization, insurance, registration, authentication, custody, and escrowing in connection with this Contract shall all be undertaken by Party A.

“Expenses” for the purpose of this Contract include but are not limited to litigation fees, arbitration fees, property preservation fees, travel expenses, enforcement fees, appraisal fees, auction fees and attorney’s fees.

Article XIV. Enforcement

Upon the execution of this Contract, a notarized certificate with enforcement power shall be obtained from a notarization authority designated by Party B. If Party A fails to perform its obligations hereunder, Party B is entitled to apply to the People’s Court with jurisdiction right for enforcement. Party A is willing to follow the enforcement of the People’s Court.

Article XV. Other Provisions

1.	Where it is stipulated in the Guarantee Contract of Party B that the currency of foreign payment shall be made in a foreign currency, but the consideration of the disposal are received in RMB, the RMB amount shall be converted into foreign currency at the official selling price of the bank for the corresponding currency promulgated by the bank on the date when the consideration received shall be deposited into the bank.

2.	If Party A uses a land use right such as a pledge, no additional buildings shall be constructed on the land during the term of the Mortgage. In case of any additional building, Party A must obtain the prior consent of Party B. Such additional building shall become part of Collateral under this Contract, for which the related procedures shall be completed.

Article XVI. List of Collateral

The list of Collateral hereunder is as follows:

List of Collateral

Description of Collateral	Certificate of Title or Nos.	Location	Assessed Value of Collateral (Million Yuan)	Amount of Mortgage (Million Yuan)	Remarks

Article XVII. Effectiveness

This Contract will take effect when and if the following is satisfied:

1.	This Contract is affixed with the signature/seal of Party A’s legal representative or authorized agent and Party A’s official seal (Party A signature if Party A is a natural person) as well as the signature/seal the Party B’s legal representative or authorized agent and the official seal of Party B;

2.	The Collateral listed in the List of Collateral herein that needs to be registered under law has been properly registered.

Article XVIII. This Contract is in triplicate, with Party A, Party B and the registration authority holding one counterpart each.

Article XIX. Representations

1.	Party A knows Party B’s business scope and delegation of authorization.

2.

Party A has read all the articles herein. At the request of Party A, Party B has explained the articles herein respectively. Party A is fully aware of and fully understands the meaning and legal consequence of the articles herein.

3.	Party A has the power to sign this Contract.

Legal representative: GAO Jifan (Seal)

For and on behalf of: (Seal of Changzhou Trina Solar Energy Co., Ltd.)

Date:

Legal representative: TANG Zhengming (Seal)

For and on behalf of: (Seal of Changzhou Hengtai Investment Guarantee Co., Ltd.)

Date:

Schedule

No.	Date of Agreement	Maximum Amount	Term

1	December 7, 2005	RMB16.1 million	December 7, 2005 to December 7, 2008

2	May 18, 2006	RMB9.0 million	May 18, 2006 to December 31, 2008